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                                                                      Exhibit 23



                         Independent Auditors' Consent
                         -----------------------------



The Board of Directors
International Imaging Materials, Inc.:


We consent to incorporation by reference in the registration statement (No. 33-71716) on Form S-8 of International Imaging Materials, Inc. of our reports dated April 23, 1997, relating to the consolidated balance sheets of International Imaging Materials, Inc. and subsidiaries as of March 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 1997, and related schedule, which reports appear in or are incorporated by reference in the March 31, 1997 annual report on Form 10-K of International Imaging Materials, Inc.



                                           /s/ KPMG Peat Marwick LLP
                                   -----------------------------------------
                                          KPMG Peat Marwick LLP



Buffalo, New York
July 28, 1997